FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Carolyn Ross, (972) 673-7935

DR PEPPER SNAPPLE GROUP DECLARES QUARTERLY DIVIDEND

Plano, TX, Nov. 16, 2012 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that its Board of Directors declared a quarterly dividend of $0.34 per share on the company’s common stock. The dividend is payable in U.S. dollars on Jan. 4, 2013, to shareholders of record on Dec. 17, 2012.

About Dr Pepper Snapple
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 11 of our 14 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit DrPepperSnapple.com. For our latest news and updates, follow us at Facebook.com/DrPepperSnapple or Twitter.com/DrPepperSnapple.

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